Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-3(Form Type)

NextTrip, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)		Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value per share	Other	2,000,000		$3.33	$6,660,000	0.0001381		$919.75
Fees Previously Paid					$		$	$	$

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						6,660,000			$919.75
	Total Fees Previously Paid									$—
	Total Fees Offsets									—
	Net Fee Due									$919.75

(1)	Represents the shares of common stock, par value $0.001 per share (“Common Stock”), of NextTrip, Inc. (the “Registrant”) that will be offered for resale by the selling stockholder pursuant to the prospectus contained in the Registration Statement on Form S-3, (the “Registration Statement”), to which this exhibit is attached. The Registration Statement registers an aggregate of 2,000,000 shares of Common Stock, which consists of (i) 1,000,000 shares of Common Stock that was issued to Armistice Capital Master Fund Ltd.(“Armistice”) in a private placement pursuant to a Securities Purchase Agreement entered into between the Registrant and Armistice on December 22, 2025 (the “ Purchase Agreement”); and (ii) 1,000,000 shares of Common Stock issuable pursuant to the exercise of warrants issued to Armistice pursuant to the Purchase Agreement Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock, as reported on the Nasdaq Capital Market on December 30, 2025, a date within five business days prior to the filing of the Registration Statement.